DATE: August 3, 2021
XENIA HOTELS & RESORTS REPORTS SECOND QUARTER 2021 RESULTS
Orlando, FL – August 3, 2021 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended June 30, 2021.
Second Quarter 2021 Highlights
•Net Loss: Net loss attributable to common stockholders was $(42.0) million, or $(0.36) per share.
•Adjusted EBITDAre: Adjusted EBITDAre was $27.4 million.
•Adjusted FFO per Diluted Share: Adjusted FFO per diluted share was $0.08.
•Same-Property RevPAR: The Company had its entire Same-Property portfolio (34 properties) open and operating during the second quarter. These properties achieved RevPAR of $110.45, a decline of 38.7% versus the second quarter of 2019, as a result of occupancy of 51.4% and an ADR of $215.01.
•Same-Property Hotel EBITDA: Same-Property Hotel EBITDA was $36.3 million.
•Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA Margin was 24.0%.
Year to Date 2021 Highlights
•Net Loss: Net loss attributable to common stockholders was $(98.4) million, or $(0.86) per share.
•Adjusted EBITDAre: Adjusted EBITDAre was $23.7 million.
•Adjusted FFO per Diluted Share: Adjusted FFO per diluted share was $(0.10).
•Same-Property RevPAR: The Company had its entire Same-Property portfolio (34 properties) open and operating during the first half of 2021. These properties achieved RevPAR of $88.20, a decline of 50.9% versus the six months ended June 30, 2019, as a result of occupancy of 43.1% and an ADR of $204.44.
•Same-Property Hotel EBITDA: Same-Property Hotel EBITDA was $36.4 million.
•Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA Margin was 15.2%.
“We are pleased that continued improvement in lodging demand, the competitive positioning of our portfolio and excellent cost controls resulted in positive Adjusted EBITDAre and FFO for the second quarter,” commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. “After Adjusted FFO turned positive in March, we have seen this trend continue throughout the second quarter. While the recent resurgence of COVID-19 cases and the potential for the return of mandated or recommended social restrictions are a cause for concern, we believe that the proven desire for leisure and corporate travel as well as our diversified and well-located portfolio will allow us to continue to drive positive results in the months ahead. As a result of our portfolio’s performance and the balance sheet activities we have completed over the past 18 months, including our most recent notes offering, we believe we have created significant financial strength and flexibility which will allow us to be opportunistic and drive income growth in the years ahead. We will remain disciplined in our investment approach as we evaluate these opportunities while we continue to maximize our operating results.”
Operating Results
The Company’s results include the following:

	Three Months Ended June 30,				Six Months Ended June 30, 2021
	2021	2020	Change		2021	2020	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net loss attributable to common stockholders	$(42,038)	$(99,125)	57.6%		$(98,389)	$(135,264)	27.3%
Net loss per share available to common stockholders - basic and diluted	$(0.36)	$(0.88)	59.1%		$(0.86)	$(1.20)	28.3%

Same-Property Number of Hotels(1)	34	34	—		34	34	—
Same-Property Number of Rooms(1)	9,411	9,412	(1)		9,411	9,412	(1)
Same-Property Occupancy(1)	51.4%	3.9%	4,750	bps	43.1%	30.5%	1,260	bps
Same-Property Average Daily Rate(1)	$215.01	$184.17	16.7%		$204.44	$224.85	(9.1)%
Same-Property RevPAR(1)	$110.45	$7.19	1,436.2%		$88.20	$68.56	28.6%
Same-Property Hotel EBITDA(1)(2)	$36,330	$(35,529)	202.3%		$36,425	$(4,294)	948.3%
Same-Property Hotel EBITDA Margin(1)(2)	24.0%	(256.3)%	28,037	bps	15.2%	(2.1)%	1,730	bps

Total Portfolio Number of Hotels(3)	35	39	(4)		35	39	(4)
Total Portfolio Number of Rooms(3)	10,011	11,245	(1,234)		10,011	11,245	(1,234)
Total Portfolio RevPAR(4)	$104.50	$6.80	1,436.8%		$83.25	$64.24	29.6%

Adjusted EBITDAre(2)	$27,388	$(45,018)	160.8%		$23,738	$(20,517)	215.7%
Adjusted FFO(2)	$9,086	$(55,039)	116.5%		$(11,713)	$(35,627)	67.1%
Adjusted FFO per diluted share(2)	$0.08	$(0.48)	116.7%		$(0.10)	$(0.31)	67.7%
1."Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three and six months ended June 30, 2020, as if all hotel rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020, and renovation disruption for multiple capital projects during the periods presented.
2.See tables later in this press release for reconciliations from net loss to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company. Includes hotels that had temporarily suspended operations for a portion of or all of the three and six months ended June 30, 2021 and 2020, as if all hotel rooms were available for sale.

Operations Update
As of June 30, 2021, all 35 of the Company's hotels and resorts were open and operating. The Company recommenced operations at Hyatt Regency Portland at the Oregon Convention Center on May 24, 2021.
The following table provides operating information for the six months ended June 30, 2021 and preliminary operating information for July 2021:

													PRELIMINARY
	January 2021		February 2021		March 2021		April 2021		May 2021		June 2021		July 2021
Same-Property Portfolio
Number of Hotels	34		34		34		34		34		34		34
Number of Rooms	9,411		9,411		9,411		9,411		9,411		9,411		9,411
Occupancy	24.5%		34.5%		45.4%		48.9%		49.7%		55.5%		59.2%
Average Daily Rate	$170.41		$183.58		$202.07		$216.03		$216.18		$213.03		$223.53
RevPAR	$41.83		$63.35		$91.69		$105.67		$107.46		$118.32		$132.38

2021 vs 2019
Occupancy change in bps	(4,505)	bps	(4,384)	bps	(3,564)	bps	(3,238)	bps	(2,856)	bps	(2,427)	bps	(1,926)	bps
Average Daily Rate % change	(24.4)%		(23.1)%		(16.0)%		(7.0)%		(6.4)%		(0.3)%		9.0%
RevPAR % change	(73.3)%		(66.1)%		(52.9)%		(44.0)%		(40.5)%		(30.6)%		(17.7)%
“Our operating results have steadily improved since the beginning of the year, culminating in our Same-Property Portfolio achieving occupancy of 55.5% and RevPAR of $118.32 in June,” said Mr. Verbaas. “With all of our hotels and resorts now open for business, 32 of our properties generated positive Hotel EBITDA during the second quarter. Encouragingly, our Same-Property ADR during the month of June was essentially flat when compared to June of 2019. The substantial sequential improvement in monthly occupancy when compared to 2019 gives us cause for optimism as the summer progresses and we look ahead to the second half of the year.“
“Strong leisure transient demand continues to drive this early phase of the recovery, with group and business transient demand slowly returning,” continued Mr. Verbaas. “Our drive-to leisure-focused hotels continue to be bright spots in the portfolio, with 9 of these hotels and resorts generating higher Hotel EBITDA in June than during the same period in 2019 and 7 of these properties doing so for the entire second quarter. The improvement in hotel performance has continued into the early part of the third quarter, with estimated RevPAR in July only approximately 18% below July 2019, as ADR substantially exceeded its 2019 level and occupancy approached 60%."
Capital Markets
In May, the Company issued $500 million of 4.875% senior secured notes maturing in June 2029, enabling it to address all of its near-term debt maturities. Proceeds were used to repay the $163.1 million balance on the revolving credit facility, $150 million term loan, and for general corporate purposes. The Company also repaid the $56.8 million mortgage loan collateralized by Kimpton Hotel Palomar Philadelphia.
Also in May, the Company’s Board of Directors approved increasing the availability under the "At-the-Market" ("ATM") Program to $200 million to allow for additional capital raise flexibility. As of June 30, 2021, the Company had $200 million remaining available for sale under the ATM Program.

Corporate Credit Facility Amendments
In May, the Company entered into further amendments to its revolving credit facility and its only remaining corporate credit facility term loan, which expanded the Company's transactional and operational flexibility and extended the covenant waiver period by one quarter (through the first quarter of 2022).
Liquidity and Balance Sheet
As of June 30, 2021, the Company had total outstanding debt of $1.5 billion with a weighted-average interest rate of 5.12%. The Company had approximately $500 million of cash and cash equivalents, and full availability on its $523 million revolving credit facility, resulting in total liquidity of approximately $1.0 billion as of June 30, 2021. In addition, the Company held approximately $35 million of restricted cash and escrows at the end of the second quarter.
Capital Expenditures
During the three and six months ended June 30, 2021, the Company invested $4.6 million and $11.9 million in portfolio improvements, respectively.
Significant projects currently in process include:
•The development of the Regency Court, a new outdoor social venue, at Hyatt Regency Scottsdale Resort & Spa with a targeted completion date early in the fourth quarter of 2021
•A restaurant and lobby renovation at The Ritz-Carlton, Pentagon City with a targeted completion date early in the fourth quarter of 2021
•A restaurant and lobby renovation at Waldorf Astoria Atlanta Buckhead with a targeted completion date early in the first quarter of 2022
Additionally, the Company has accelerated several projects to take advantage of current business conditions. These include:
•A guest room renovation at Waldorf Astoria Atlanta Buckhead with a targeted completion date in the first quarter of 2022
•A comprehensive renovation of Grand Bohemian Hotel Orlando, including guest rooms with substantial tub-to-shower conversions, restaurant and bar, lobby, rooftop pool area, and meeting space. This project will take place in phases beginning in the first quarter of 2022 with an estimated completion date in the first quarter of 2023 in order to minimize disruption
•A comprehensive renovation of Kimpton Canary Hotel Santa Barbara, including guest rooms, restaurant and bar, rooftop, lobby, and meeting space with a targeted completion date in the second quarter of 2022
Impairment Loss
During the second quarter, the Company began marketing Marriott Charleston Town Center for sale. As a result, the Company recorded a non-cash impairment charge of $12.3 million to reflect the estimated current market value.
2021 Outlook and Guidance
The Company does not expect to issue full year earnings guidance until it has more certainty on trends within the industry. The Company is providing the following guidance for full year 2021 on certain corporate expenses and metrics:
•General and administrative expenses are projected to be approximately $19 million, excluding non-cash share-

based compensation.
•Interest expense is projected to be approximately $75 million, which reflects the capital markets transactions that occurred in May and excludes non-cash loan related costs.
•Capital expenditures are projected to be approximately $40 million.
•114.5 million weighted average diluted shares/units
Second Quarter 2021 Earnings Call
The Company will conduct its quarterly conference call on Tuesday, August 3, 2021 at 1:00 PM Eastern Time. To participate in the conference call, please dial (855) 656-0921. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 35 hotels and resorts comprising 10,011 rooms across 15 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook related to the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, capital expenditures, timing of renovations, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the impact of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the impact of the COVID-19 pandemic and actions taken in response to the pandemic or any resurgence on global, national, or regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; (iv) the ability of hotel managers to successfully navigate the impacts of the COVID-19 pandemic; (v) the pace of recovery following the COVID-19 pandemic or any resurgence; (vi) factors such as public health (including a significant increase in new and variant strains of COVID-19 cases), availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population and the economic and geopolitical environments may impact the timing, extent and pace of such recovery; (vii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (viii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (ix) the availability and terms of financing and capital and the general volatility of securities markets; (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xi) interest rate increases; (xii) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xiii) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvi) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvii) levels of spending in business and leisure segments as well as consumer confidence; (xviii) declines in occupancy and average daily rate, (xix) the seasonal and cyclical nature of the real estate and hospitality businesses, (xx) changes in distribution arrangements, such as through Internet travel intermediaries; (xxi) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiii) monthly cash expenditures and the uncertainty around predictions; (xxiv) vaccination hesitancy and/or effectiveness; (xxv) inflationary caution; (xxvi) labor shortages; and (xxvii) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2021 and December 31, 2020
($ amounts in thousands)

	June 30, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$446,649	$446,855
Buildings and other improvements	2,944,101	2,949,114
Total	$3,390,750	$3,395,969
Less: accumulated depreciation	(892,972)	(827,501)
Net investment properties	$2,497,778	$2,568,468
Cash and cash equivalents	500,337	389,823
Restricted cash and escrows	34,572	38,963
Accounts and rents receivable, net of allowance for doubtful accounts	19,869	8,966
Intangible assets, net of accumulated amortization	5,951	6,456
Other assets	67,700	66,927
Total assets	$3,126,207	$3,079,603
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,494,105	$1,374,480
Accounts payable and accrued expenses	83,439	62,676
Other liabilities	73,569	75,584
Total liabilities	$1,651,113	$1,512,740
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 114,209,134 and 113,755,513 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	$1,142	$1,138
Additional paid in capital	2,089,550	2,080,364
Accumulated other comprehensive loss	(7,644)	(14,425)
Accumulated distributions in excess of net earnings	(611,391)	(513,002)
Total Company stockholders' equity	$1,471,657	$1,554,075
Non-controlling interests	3,437	12,788
Total equity	$1,475,094	$1,566,863
Total liabilities and equity	$3,126,207	$3,079,603

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rooms revenues	$95,195	$6,956	$150,841	$131,470
Food and beverage revenues	40,143	2,097	61,735	75,825
Other revenues	16,636	5,772	27,250	22,881
Total revenues	$151,974	$14,825	$239,826	$230,176
Expenses:
Rooms expenses	$22,388	$7,116	$37,925	$42,191
Food and beverage expenses	28,592	7,749	46,770	60,722
Other direct expenses	4,736	1,507	7,934	6,900
Other indirect expenses	44,047	26,718	81,374	96,807
Management and franchise fees	6,140	(161)	8,984	7,169
Total hotel operating expenses	$105,903	$42,929	$182,987	$213,789
Depreciation and amortization	33,008	37,263	66,205	74,353
Real estate taxes, personal property taxes and insurance	10,997	13,097	21,537	26,772
Ground lease expense	379	372	782	1,126
General and administrative expenses	8,096	9,829	15,018	17,980
Gain on business interruption insurance	—	—	(1,116)	—
Acquisition, terminated transaction and pre-opening expenses	—	848	—	848
Impairment and other losses	12,313	3,735	12,313	20,102
Total expenses	$170,696	$108,073	$297,726	$354,970
Operating loss	$(18,722)	$(93,248)	$(57,900)	$(124,794)
Other (expense) income	(2,805)	2,242	(2,689)	2,369
Interest expense	(19,691)	(13,571)	(38,441)	(26,595)
Loss on extinguishment of debt	(1,356)	—	(1,356)	—
Net loss before income taxes	$(42,574)	$(104,577)	$(100,386)	$(149,020)
Income tax (expense) benefit	(169)	3,090	(334)	10,402
Net loss	$(42,743)	$(101,487)	$(100,720)	$(138,618)
Net loss attributable to non-controlling interests	705	2,362	2,331	3,354
Net loss attributable to common stockholders	$(42,038)	$(99,125)	$(98,389)	$(135,264)

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Continued
For the Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Basic and diluted loss per share:
Net loss per share available to common stockholders - basic and diluted	$(0.36)	$(0.88)	$(0.86)	$(1.20)
Weighted-average number of common shares (basic and diluted)	113,806,186	113,498,689	113,793,419	113,242,786

Comprehensive Loss:
Net loss	$(42,743)	$(101,487)	$(100,720)	$(138,618)
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	2,449	(1,679)	2,553	(18,800)
Reclassification adjustment for amounts recognized in net loss (interest expense)	2,070	2,261	4,400	2,671
	$(38,224)	$(100,905)	$(93,767)	$(154,747)
Comprehensive loss attributable to non-controlling interests	601	2,348	2,159	3,825
Comprehensive loss attributable to the Company	$(37,623)	$(98,557)	$(91,608)	$(150,922)

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors, in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, hotel property acquisition, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotels during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) hotel acquisition and terminated transaction costs, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our condensed consolidated statements of operations and comprehensive loss include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as hotel property acquisition, terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units. Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended June 30, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(42,743)	$(101,487)	$13,214
Adjustments:
Interest expense	19,691	13,571	12,380
Income tax expense (benefit)	169	(3,090)	6,193
Depreciation and amortization	33,008	37,263	39,689
EBITDA	$10,125	$(53,743)	$71,476
Impairment and other losses(1)	12,313	3,735	14,771
EBITDAre	$22,438	$(50,008)	$86,247

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(102)	$(97)	$(102)
Loss on extinguishment of debt	1,356	—	—
Acquisition, terminated transaction and pre-opening expenses	—	848	284
Amortization of share-based compensation expense	3,643	4,268	2,902
Non-cash ground rent and straight-line rent expense	33	80	128
Other income attributed to forfeited deposits recognized from terminated transactions(2)	—	(2,000)	—
Other non-recurring expenses	20	1,891	—
Adjusted EBITDAre attributable to common stock and unit holders	$27,388	$(45,018)	$89,459
Corporate-level costs and expenses	7,416	3,891	5,258
Pro forma hotel level adjustments, net	1,526	5,598	(16,359)
Other	—	—	(822)
Same-Property Hotel EBITDA attributable to common stock and unit holders(3)	$36,330	$(35,529)	$77,536
1.During the three months ended June 30, 2021, the Company recorded a $12.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period.
2.During the third quarter of 2020 the Company changed the year-to-date presentation of Adjusted EBITDAre to exclude the income from terminated transactions as it was considered non-recurring investment activities, which included $2.0 million of other income that was recognized in the second quarter of 2020.
3.See the reconciliation of Total Revenues and Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended June 30, 2021 and 2020 on page 17 and for the three months ended June 30, 2021 and 2019 on page 18.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Six Months Ended June 30, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(100,720)	$(138,618)	$30,490
Adjustments:
Interest expense	38,441	26,595	24,967
Income tax expense (benefit)	334	(10,402)	12,286
Depreciation and amortization	66,205	74,353	79,689
EBITDA	$4,260	$(48,072)	$147,432
Impairment and other losses(1)	12,313	20,102	14,771
EBITDAre	$16,573	$(27,970)	$162,203

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(203)	$(194)	$(205)
Loss on extinguishment of debt	1,356	—	214
Acquisition, terminated transaction and pre-opening expenses	—	848	284
Amortization of share-based compensation expense	5,938	6,308	4,796
Non-cash ground rent and straight-line rent expense	51	158	254
Other income attributed to forfeited deposits recognized from terminated transactions(2)	—	(2,000)	—
Other non-recurring expenses	23	2,333	—
Adjusted EBITDAre attributable to common stock and unit holders	$23,738	$(20,517)	$167,546
Corporate-level costs and expenses	12,105	10,030	11,874
Pro forma hotel level adjustments, net	1,698	6,473	(22,228)
Other	(1,116)	(280)	(822)
Same-Property Hotel EBITDA attributable to common stock and unit holders(3)	$36,425	$(4,294)	$156,370
1.During the six months ended June 30, 2020, the Company recorded a $12.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period.
2.During the third quarter of 2020 the Company changed the year-to-date presentation of Adjusted EBITDAre to exclude the income from terminated transactions as it was considered non-recurring investment activities, which included $2.0 million of other income that was recognized in the second quarter of 2020.
3.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the six months ended June 30, 2021 and 2020 on page 17 and for the six months ended June 30, 2021 and 2019 on page 18.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Three Months Ended June 30, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

To be Updated	Three Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(42,743)	$(101,487)	$13,214
Adjustments:
Depreciation and amortization related to investment properties	32,906	37,166	39,587
Impairment of investment properties(1)	12,313	3,735	14,771
FFO attributable to common stock and unit holders	$2,476	$(60,586)	$67,572
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	1,356	—	—
Acquisition, terminated transaction and pre-opening expenses	—	848	284
Loan related costs, net of adjustment related to non-controlling interests(2)	1,558	460	602
Amortization of share-based compensation expense	3,643	4,268	2,902
Non-cash ground rent and straight-line rent expense	33	80	128
Other income attributed to forfeited deposits recognized from terminated transactions(3)	—	(2,000)	—
Other non-recurring expenses	20	1,891	—
Adjusted FFO attributable to common stock and unit holders	$9,086	$(55,039)	$71,488
Weighted-average shares outstanding - Diluted(4)	113,806	114,333	114,321
Adjusted FFO per diluted share	$0.08	$(0.48)	$0.63
1.During the three months ended June 30, 2021, the Company recorded a $12.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period.
2.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
3.During the third quarter of 2020 the Company changed the year-to-date presentation of Adjusted FFO to exclude the income from terminated transactions as it was considered non-recurring investment activities, which included $2.0 million of other income that was recognized in the second quarter of 2020.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Six Months Ended June 30, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

To be Updated	Six Months Ended June 30,
	2021	2020	2019
Net (loss) income	$(100,720)	$(138,618)	$30,490
Adjustments:
Depreciation and amortization related to investment properties	66,002	74,159	79,484
Impairment of investment properties(1)	12,313	20,102	14,771
FFO attributable to common stock and unit holders	$(22,405)	$(44,357)	$124,745
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	1,356	—	214
Acquisition, terminated transaction and pre-opening expenses	—	848	284
Loan related costs, net of adjustment related to non-controlling interests(2)	3,324	1,083	1,227
Amortization of share-based compensation expense	5,938	6,308	4,796
Non-cash ground rent and straight-line rent expense	51	158	254
Other income attributed to forfeited deposits recognized from terminated transactions(3)	—	(2,000)	—
Other non-recurring expenses	23	2,333	—
Adjusted FFO attributable to common stock and unit holders	$(11,713)	$(35,627)	$131,520
Weighted-average shares outstanding - Diluted(4)	114,826	114,405	114,245
Adjusted FFO per diluted share	$(0.10)	$(0.31)	$1.15
1.During the six months ended June 30, 2021, the Company recorded a $12.3 million impairment loss related to Marriott Charleston Town Center, which was attributed to its net book value exceeding the undiscounted cash flows over a shortened expected hold period.
2.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
3.During the third quarter of 2020 the Company changed the year-to-date presentation of Adjusted FFO to exclude the income from terminated transactions as it was considered non-recurring investment activities, which included $2.0 million of other income that was recognized in the second quarter of 2020.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Debt Summary as of June 30, 2021
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of June 30, 2021

Mortgage Loans
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed(2)	3.93%		August 2024	$100,000
Andaz Napa	Partially Fixed (3)	2.79%		September 2024	56,000
The Ritz-Carlton, Pentagon City	Fixed(4)	4.95%		January 2025	65,000
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	57,333
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	113,042
Total Mortgage Loans		4.23%	(5)		$391,375
Corporate Credit Facilities
Revolving Credit Facility(6)	Variable	2.93%		February 2024	—
Corporate Credit Facility Term Loan	Partially Fixed(7)	3.92%		September 2024	125,000
Total Corporate Credit Facilities		3.92%	(5)		$125,000
2020 Senior Notes	Fixed	6.38%		August 2025	500,000
2021 Senior Notes	Fixed	4.88%		June 2029	500,000
Loan premiums, discounts and unamortized deferred premium financing costs, net(8)					(22,270)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.12%	(5)		$1,494,105
1.The rates shown represent the annual interest rates as of June 30, 2021. The variable index for secured mortgage loans is one-month LIBOR and the variable index for corporate credit facilities reflects a 25 basis point LIBOR floor which is applicable for the value of all corporate credit facilities not subject to an interest rate hedge.
2.A variable interest loan for which the interest rate has been fixed through October 2022, after which the rate reverts to variable.
3.A variable interest loan for which the interest rate has been fixed on $25 million of the balance through October 2022, after which the rate reverts to variable.
4.A variable interest loan for which the interest rate has been fixed through January 2023.
5.Weighted-average interest rate as of June 30, 2021.
6.The Revolving Credit Facility has total commitments of $523 million through February 2022, after which the total commitments will decrease to $450 million through February 2024.
7.A variable interest loan for which LIBOR has been fixed through September 2022. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio. The applicable interest rate has been set to the highest level of grid-based pricing during the covenant waiver period.
8.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2021 and 2020
($ amounts in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020		Change	2021	2020		Change
Same-Property Occupancy(1)	51.4%	3.9%	4,750	bps	43.1%	30.5%	1,260	bps
Same-Property Average Daily Rate(1)	$215.01	$184.17		16.7%	$204.44	$224.85		(9.1)%
Same-Property RevPAR(1)	$110.45	$7.19		1,436.2%	$88.20	$68.56		28.6%
Same-Property Revenues(1):
Rooms revenues	$94,588	$6,158		1,436.0%	$150,233	$117,445		27.9%
Food and beverage revenues	40,062	2,061		1,843.8%	61,651	69,989		(11.9)%
Other revenues	16,528	5,641		193.0%	27,114	21,448		26.4%
Total Same-Property revenues	$151,178	$13,860		990.8%	$238,998	$208,882		14.4%
Same-Property Expenses(1):
Rooms expenses	$22,112	$6,207		256.2%	$37,576	$36,527		2.9%
Food and beverage expenses	28,427	7,169		296.5%	46,479	55,686		(16.5)%
Other direct expenses	4,736	1,440		228.9%	7,934	6,470		22.6%
Other indirect expenses	42,682	23,181		84.1%	79,196	84,296		(6.1)%
Management and franchise fees	6,117	(188)		3,353.7%	8,959	6,227		43.9%
Real estate taxes, personal property taxes and insurance	10,381	11,270		(7.9)%	21,621	22,968		(5.9)%
Ground lease expense	393	310		26.8%	808	1,002		(19.4)%
Total Same-Property hotel operating expenses	$114,848	$49,389		132.5%	$202,573	$213,176		(5.0)%

Same-Property Hotel EBITDA(1)	$36,330	$(35,529)		202.3%	$36,425	$(4,294)		948.3%
Same-Property Hotel EBITDA Margin(1)	24.0%	(256.3)%	28,037	bps	15.2%	(2.1)%	1,730	bps
1.“Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three and six months ended June 30, 2020. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total Revenues - GAAP	$151,974	$14,825	$239,826	$230,176
Total revenues from sold hotels	—	(935)	—	(17,864)
Pro forma other revenues adjustments	(796)	(30)	(828)	(3,430)
Total Same-Property Revenues	$151,178	$13,860	$238,998	$208,882

Total Hotel Operating Expenses - GAAP	$105,903	$42,929	$182,987	$213,789
Real estate taxes, personal property taxes and insurance	10,997	13,097	21,537	26,772
Ground lease expense, net(a)	393	310	808	1,002
Other income	(64)	(75)	(128)	(128)
Corporate-level costs and expenses	(209)	(310)	(253)	(773)
Pro forma hotel level adjustments, net(b)	(2,172)	(6,562)	(2,378)	(27,486)
Total Same-Property Hotel Operating Expenses	$114,848	$49,389	$202,573	$213,176
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2021 and 2019
($ amounts in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2019		Change	2021	2019		Change
Same-Property Occupancy(1)	51.4%	79.8%	(2,840)	bps	43.1%	78.0%	(3,490)	bps
Same-Property Average Daily Rate(1)	$215.01	$225.71		(4.7)%	$204.44	$230.27		(11.2)%
Same-Property RevPAR(1)	$110.45	$180.05		(38.7)%	$88.20	$179.66		(50.9)%
Same-Property Revenues(1):
Rooms revenues	$94,588	$154,211		(38.7)%	$150,233	$306,066		(50.9)%
Food and beverage revenues	40,062	88,735		(54.9)%	61,651	183,962		(66.5)%
Other revenues	16,528	18,218		(9.3)%	27,114	35,333		(23.3)%
Total Same-Property revenues	$151,178	$261,164		(42.1)%	$238,998	$525,361		(54.5)%
Same-Property Expenses(1):
Rooms expenses	$22,112	$35,706		(38.1)%	$37,576	$71,290		(47.3)%
Food and beverage expenses	28,427	57,832		(50.8)%	46,479	116,554		(60.1)%
Other direct expenses	4,736	6,755		(29.9)%	7,934	13,110		(39.5)%
Other indirect expenses	42,682	61,716		(30.8)%	79,196	123,942		(36.1)%
Management and franchise fees	6,117	9,986		(38.7)%	8,959	20,673		(56.7)%
Real estate taxes, personal property taxes and insurance	10,381	10,586		(1.9)%	21,621	21,362		1.2%
Ground lease expense	393	1,047		(62.5)%	808	2,026		(60.1)%
Total Same-Property hotel operating expenses	$114,848	$183,628		(37.5)%	$202,573	$368,957		(45.1)%
Same-Property Hotel EBITDA(1)	$36,330	$77,536		(53.1)%	$36,425	$156,404		(76.7)%
Same-Property Hotel EBITDA Margin(1)	24.0%	29.7%	(570)	bps	15.2%	29.8%	(1,460)	bps
1.“Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes disruption from the COVID-19 pandemic in 2021 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and six months ended June 30, 2021 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2019	2021	2019
Total Revenues - GAAP	$151,974	$304,285	$239,826	$597,972
Total revenues from sold hotels	—	(43,121)	—	(72,611)
Pro forma other revenues adjustments	(796)	—	(828)	—
Total Same-Property Revenues	$151,178	$261,164	$238,998	$525,361

Total Hotel Operating Expenses - GAAP	$105,903	$196,984	$182,987	$392,873
Real estate taxes, personal property taxes and insurance	10,997	12,577	21,537	25,636
Ground lease expense, net(a)	393	1,047	808	2,026
Other income	(64)	(63)	(128)	(125)
Pre-opening expenses	—	142	—	142
Corporate-level costs and expenses	(209)	(449)	(253)	(1,336)
Pro forma hotel level adjustments, net(b)	(2,172)	(26,610)	(2,378)	(50,259)
Total Same-Property Hotel Operating Expenses	$114,848	$183,628	$202,573	$368,957
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market

Market(2)	% of 2019 Hotel EBITDA(3)	Number of Hotels	Number of Rooms
Houston, TX	12%	3	1,220
Orlando, FL	12%	3	1,141
Phoenix, AZ	11%	2	612
Dallas, TX	9%	2	961
San Francisco/San Mateo, CA	9%	1	688
San Jose/Santa Cruz, CA	7%	1	505
Atlanta, GA	6%	2	649
San Diego, CA	5%	2	486
Denver, CO	4%	2	391
Washington, DC-MD-VA	4%	2	472
Other	21%	14	2,286
Same-Property(1)	100%	34	9,411
Hyatt Regency Portland at the Oregon Convention Center		1	600
Total Portfolio		35	10,011
1."Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.
2.As defined by STR, Inc.
3.Based on Hotel EBITDA for the year ended December 31, 2019 as results for the year ended December 31, 2020 are not representative of typical operating results.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Three and Six Months Ended June 30, 2021 and 2019

	Three Months Ended			Three Months Ended
	June 30, 2021			June 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market
Houston, TX	54.8%	$190.71	$104.59	73.9%	$185.41	$137.03	(23.7)%
Orlando, FL	62.3%	179.30	111.69	77.4%	190.38	147.28	(24.2)%
Phoenix, AZ	55.0%	311.55	171.23	76.2%	259.10	197.35	(13.2)%
Dallas, TX	45.7%	127.29	58.11	75.0%	188.51	141.44	(58.9)%
San Francisco/San Mateo, CA	38.1%	147.25	56.08	93.7%	240.62	225.55	(75.1)%
San Jose/Santa Cruz, CA	23.3%	113.34	26.46	86.7%	255.16	221.24	(88.0)%
Atlanta, GA	51.5%	196.15	101.03	79.2%	186.44	147.69	(31.6)%
San Diego, CA	38.7%	330.70	127.84	75.3%	260.64	196.30	(34.9)%
Denver, CO	55.7%	265.28	147.79	84.3%	270.72	228.34	(35.3)%
Washington, DC-MD-VA	44.0%	220.69	97.00	81.7%	259.13	211.76	(54.2)%
Other	59.1%	251.87	148.96	81.2%	245.03	199.09	(25.2)%
Total	51.4%	$215.01	$110.45	79.8%	$225.71	$180.05	(38.7)%

	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market
Houston, TX	50.8%	$172.64	$87.77	73.8%	$183.64	$135.51	(35.2)%
Orlando, FL	52.1%	170.14	88.58	80.5%	209.26	168.44	(47.4)%
Phoenix, AZ	48.0%	334.92	160.62	79.0%	318.52	251.56	(36.2)%
Dallas, TX	37.5%	118.63	44.49	73.6%	193.92	142.74	(68.8)%
San Francisco/San Mateo, CA	27.9%	143.19	39.88	92.0%	247.30	227.60	(82.5)%
San Jose/Santa Cruz, CA	18.4%	107.64	19.82	83.2%	266.40	221.61	(91.1)%
Atlanta, GA	44.9%	185.09	83.18	77.4%	201.39	155.93	(46.7)%
San Diego, CA	28.0%	302.13	84.68	72.4%	264.14	191.22	(55.7)%
Denver, CO	46.7%	245.44	114.66	77.6%	258.58	200.76	(42.9)%
Washington, DC-MD-VA	36.8%	202.58	74.52	76.6%	243.11	186.25	(60.0)%
Other	49.1%	238.87	117.33	77.0%	234.67	180.71	(35.1)%
Total	43.1%	$204.44	$88.20	78.0%	$230.27	$179.66	(50.9)%
1."Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	34.8%	51.4%
ADR	$188.68	$215.01
RevPAR	$65.70	$110.45

Hotel Revenues	$87,820	$151,178
Hotel EBITDA	$95	$36,330
Hotel EBITDA Margin	0.1%	24.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.1%	3.9%	24.4%	27.8%	28.3%
ADR	$227.63	$184.17	$172.25	$182.64	$203.00
RevPAR	$129.93	$7.19	$42.09	$50.82	$57.45

Hotel Revenues	$195,022	$13,860	$57,710	$73,723	$340,314
Hotel EBITDA	$31,235	$(35,529)	$(14,595)	$(2,938)	$(21,826)
Hotel EBITDA Margin	16.0%	(256.3)%	(25.3)%	(4.0)%	(6.4)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	76.3%	79.8%	76.2%	72.9%	76.3%
ADR	$235.10	$225.71	$210.91	$221.40	$223.26
RevPAR	$179.27	$180.05	$160.79	$161.36	$170.29

Hotel Revenues	$264,198	$261,164	$227,522	$247,313	$1,000,197
Hotel EBITDA	$78,868	$77,536	$53,099	$66,149	$275,652
Hotel EBITDA Margin	29.9%	29.7%	23.3%	26.7%	27.6%
1."Same-Property” includes all hotels owned as of June 30, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2020.